Exhibit 99.1

Spirit Finance Corporation

SPIRIT FINANCE CORPORATION TO BE ACQUIRED BY
MACQUARIE-LED CONSORTIUM

— Spirit Finance Stockholders to Receive $14.50 per Share in Cash —
—Transaction Valued at $3.5 Billion —
—-Consortium to Purchase Approximately $80 Million in Newly Issued Shares —

SCOTTSDALE, AZ and NEW YORK — March 13, 2007 — Spirit Finance Corporation (NYSE: SFC) (“Spirit Finance”), a real estate investment trust focused on single tenant, operationally essential real estate, today announced that it has entered into a definitive merger agreement under which a consortium including Macquarie Bank Limited, Kaupthing Bank hf. and other independent equity participants (collectively, “the Consortium”) will acquire Spirit Finance in a transaction valued at approximately $3.5 billion, including approximately $1.9 billion of assumed debt.

Under the terms of the agreement, the Consortium will acquire all of the outstanding shares of Spirit Finance common stock for $14.50 per share in cash.  This represents a premium of approximately 15% over Spirit Finance’s 90 day average closing share price and an 11% premium over Spirit Finance’s closing price on March 12, 2007.

Spirit Finance intends to pay its regular quarterly common share dividend for the quarter ending March 31, 2007 and under the terms of the agreement, Spirit Finance will continue to pay quarterly dividends to shareholders on a pro-rata basis until completion of the transaction.

Simultaneous with the execution of the agreement, the Consortium has also agreed to purchase 6,150,000 newly issued shares of Spirit Finance common stock at $12.99 per share.  Spirit Finance will use the proceeds of this private placement of common stock to fund real estate-related activities in the ordinary course of its business.

Morton H. Fleischer, Chairman of the Board of Directors of Spirit Finance, said, “After careful and thorough analysis, our Board has endorsed this transaction with the Macquarie-led Consortium as being in the best interests of the company and our stockholders.  Our Board of Directors has unanimously approved the agreement and recommends that Spirit Finance’s stockholders approve the merger. We are pleased that the offer provides immediate, certain and compelling value and we look forward to working with the Consortium to quickly complete the transaction.”

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Christopher H. Volk, President and Chief Executive Officer of Spirit Finance, stated “Macquarie has a proven track record of investing for the long term and has earned a reputation for securing efficient capital access around the world.  We look forward to working with the Consortium to build upon our leadership position as a real estate net lease capital provider. We are also pleased that the Consortium has committed to making an equity investment in Spirit at this time by purchasing newly issued shares in the company.  This investment will fund our continued growth and is a significant vote of confidence in our strategic plan.”

The transaction is subject to certain closing conditions, including the approval of Spirit Finance's stockholders and the satisfaction of other customary closing conditions. There is no financing condition to consummate the transaction.  Spirit Finance expects to hold a Special Meeting of Stockholders to consider and vote on the proposed merger and the transactions contemplated by the merger agreement.  The transaction is expected to close promptly following the satisfaction of all closing conditions, which is anticipated to occur by the end of the third quarter of 2007.

Under the merger agreement, Spirit Finance may solicit superior proposals from third parties through April 9, 2007.  The Board of Directors of Spirit Finance, with the assistance of its financial advisors, intends to solicit superior proposals during this period.  There can be no assurances that the solicitation of superior proposals will result in an alternative transaction.

Citigroup Corporate & Investment Banking and Wachovia Securities are serving as financial advisors to Spirit Finance and Kutak Rock LLP is serving as the company’s legal counsel. Venable LLP is serving as the company’s Maryland counsel. For the Consortium, Macquarie Securities (USA) Inc. and Kaupthing Securities Inc. are acting or are engaged to act as financial advisors and Latham & Watkins LLP is acting as legal advisor. The Consortium’s debt financing in relation to the transaction is being provided by Credit Suisse.

About Spirit Finance Corporation

Spirit Finance Corporation provides customized, flexible sale/leaseback financing solutions for single tenant, operationally essential real estate assets that are vital to the operations of retail, service and distribution companies.  The company’s core markets include free-standing automotive dealers, parts and service facilities, drugstores, educational facilities, movie theaters, restaurants, supermarkets, and other retail, distribution and service businesses.  Additional information about Spirit Finance Corporation is available on its website at www.spiritfinance.com.

About Macquarie

The Macquarie Group (Macquarie) is a diversified international provider of specialist financial and investment banking services around the world with total assets under management of US$140 billion (as of December 31, 2006). The Macquarie Group comprises Macquarie Bank Limited as well as its subsidiaries and affiliates worldwide and the funds or companies that it manages. Macquarie employs 9,800 people in 24 countries.

About Kaupthing

Kaupthing Bank is a northern European bank offering integrated financial services to companies, institutional investors and individuals. These services include corporate banking, investment banking, capital markets services, asset management and comprehensive wealth management for private banking clients. The Bank operates in ten countries, including all the Nordic countries,

Luxembourg, Switzerland, the UK and the US. In addition the Bank operates a retail franchise in Iceland, where it is headquartered.

Forward-Looking and Cautionary Statements

Statements contained in this press release which are not historical facts are forward-looking statements as the term is defined in the Private Securities Litigation Reform Act of 1995.  These forward-looking statements can be identified by the use of words such as “expects,” “plans,” “estimates,” “projects,” “intends,” “believes,” “guidance,” and similar expressions that do not relate to historical matters.  These forward-looking statements are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated, due to a number of factors which include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risk factors discussed in Spirit Finance Corporation’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by the Company with the Securities and Exchange Commission from time to time.  All forward-looking statements in this press release are made as of today, based upon information known to management as of the date hereof, and the Company assumes no obligations to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.

Important Information

Spirit Finance will file with the Securities and Exchange Commission a current report on Form 8-K, which will include the merger agreement. The proxy statement that Spirit Finance plans to file with the Securities and Exchange Commission and mail to stockholders will contain information about Spirit Finance, the proposed merger and related matters. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. In addition to receiving the proxy statement from Spirit Finance by mail, stockholders will be able to obtain the proxy statement, as well as other filings containing information about Spirit Finance, without charge, from the Securities and Exchange Commission's website (http://www.sec.gov) or, without charge, from Spirit Finance at www.spiritfinance.com or by directing such request to Spirit Finance, 14631 N. Scottsdale Road, Suite 200, Scottsdale, Arizona 85254, Attention: Investor Relations.

Spirit Finance and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the merger. Information concerning these participants in the solicitation will be set forth in the proxy statement relating to the merger when it becomes available.

FOR FURTHER INFORMATION, PLEASE CONTACT:

SPIRIT FINANCE	MACQUARIE	KAUPTHING
Brad Cohen	Alex Doughty	Laura Cummings
1-866-557-7474 x6606	212-231-1710	Brunswick Group
investorrelations@spiritfinance.com	alex.doughty@macquarie.com	+44 207 404 5959